STIFEL FINANCIAL CORP.
Form 8-K Dated August 10, 2009
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

            James M. Zemlyak, Chief Financial Officer
            (314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Announces 2009 Second Quarter Results
Record Quarterly Net Revenues of $261.5 million up 25%,
Record 1st Half Net Revenues of $481.5 million, up 15%

St. Louis, Missouri- August 10, 2009- Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $15.8 million, or $0.51 per diluted share, on record net revenues of $261.5 million for the quarter ended June 30, 2009. For the comparable quarter of 2008, net income was $12.3 million, or $0.45 per diluted share, on net revenues of $209.0 million. For the six months ended June 30, 2009, we posted net income of $29.0 million, or $0.94 per diluted share, on record six month net revenues of $481.5 million, compared with $26.7 million, or $0.99 per diluted share, on net revenues of $420.4 million, for the same period one year earlier. Our 2008 second quarter and first half included acquisition charges of $4.0 million, or $0.15 per diluted share, and $8.0 million, or $0.30 per diluted share, respectively. All prior period share and earnings per share amounts have been retroactively restated to reflect the three-for-two stock split distributed in June 2008.

At June 30, 2009, our stockholders' equity was $702.7 million, resulting in book value per share of $24.86.

Chairman's Comments

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "All things considered, we are reporting a very acceptable quarter and first half of the year.  Our record second quarter and year to date net revenues were driven by a very strong performance by our capital markets segment, in particular in fixed income sales and trading, which further validates our 2005 acquisition of Legg Mason Capital Markets and our continued commitment to take advantage of opportunities as they arise.  While our profit margins have declined as we build our infrastructure to absorb the upcoming conversion of the UBS branches in the third quarter and the organic growth we've experienced, we are poised to take advantage of the economies of scale we have added over the past year across all segments."  Mr. Kruszewski continued, " As a result of our previously announced hiring of Victor Nesi as co-head of capital markets, we have changed our management of the equity and fixed income capital markets segments and consequently the reporting of those segments will be combined effective June 30, 2009 and retrospectively. "

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended			Percent Change From		Six Months Ended		Change
	6/30/2009	3/31/2009	6/30/2008	3/31/2009	6/30/2008	6/30/2009	6/30/2008	Percent
Total Revenues	$ 264,550	$ 222,332	$ 214,020	19%	24%	$ 486,882	$ 431,262	13%
Net Revenues	$ 261,505	$ 219,981	$ 208,951	19%	25%	$ 481,486	$ 420,428	15%
Net Income	$ 15,815	$ 13,177	$ 12,332	20%	28%	$ 28,992	$ 26,679	9%
Per Share Information
	Three Months Ended			Percent Change From		Six Months Ended		Change
	6/30/2009	3/31/2009	6/30/2008	3/31/2009	6/30/2008	6/30/2009	6/30/2008	Percent
Earnings Per Share: Diluted	$ 0.51	$ 0.44	$ 0.45	16%	13%	$ 0.94	$ 0.99	-5%
Weighed average common equivalent share Computations: Diluted shares	31,270	30,198	27,229	4%	15%	30,752	26,931	14%

1

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
Net Revenues	6/30/2009	% of Net Revenues	3/31/2009	% of Net Revenues	6/30/2008	% of Net Revenues	3/31/2009	6/30/2008
Commissions	$ 80,721	30.9%	$ 74,610	33.9%	$ 83,063	39.8%	8%	-3%
Principal transactions	121,261	46.4%	97,278	44.2%	65,674	31.4%	25%	85%
Investment banking	24,702	9.5%	15,504	7.1%	20,935	10.0%	59%	18%
Asset management and service fees	24,543	9.4%	24,933	11.3%	29,966	14.3%	-2%	-18%
Other	2,739	1.0%	115	0.1%	1,715	0.8%	2282%	60%
Total operating revenues	253,966	97.1%	212,440	96.6%	201,353	96.3%	20%	26%
Interest revenue	10,584	4.0%	9,892	4.5%	12,667	6.1%	7%	-16%
Total revenues	264,550	101.2%	222,332	101.1%	214,020	102.4%	19%	24%
Less: Interest expense	3,045	1.2%	2,351	1.1%	5,069	2.4%	30%	-40%
Net revenues	261,505	100.0%	219,981	100.0%	208,951	100.0%	19%	25%
Non-Interest Expenses
Employee compensation and benefits	175,881	67.3%	147,840	67.2%	144,795	69.3%	19%	21%
Occupancy and equipment rental	20,714	7.9%	17,867	8.1%	16,010	7.6%	16%	29%
Communication and office supplies	13,129	5.0%	11,845	5.4%	9,748	4.7%	11%	35%
Commissions and floor brokerage	6,321	2.4%	4,360	2.0%	3,486	1.7%	45%	81%
Other operating expenses	19,351	7.4%	15,914	7.2%	14,762	7.1%	22%	31%
Total non-interest expenses	235,396	90.0%	197,826	89.9%	188,801	90.4%	19%	25%
Income before income taxes	26,109	10.0%	22,155	10.1%	20,150	9.6%	18%	30%
Provision for income taxes	10,294	3.9%	8,978	4.1%	7,818	3.7%	15%	32%
Net income	$ 15,815	6.1%	$ 13,177	6.0%	$ 12,332	5.9%	20%	28%
Per Share information
Earnings Per Share:
Basic	$ 0.58		$ 0.49	$ 0.53			18%	9%
Diluted	$ 0.51		$ 0.44	$ 0.45			16%	13%

Weighted average common equivalent shares
Basic shares	27,455		26,772	23,449			3%	17%
Diluted shares	31,270		30,198	27,229			4%	15%
Statistical Information
Book Value Per Share	$ 24.86	$ 23.19		$ 19.75			7%	26%
Investment Executives	1,562	1,394		1,178			12%	33%
Full-Time Employees	3,849	3,560		3,053			8%	26%
Locations	239	230		185			4%	29%
Total Client Assets (in thousands)	$ 64,653,000	$ 54,854,000		$58,060,000			18%	11%

	Six Months Ended
Net Revenues	6/30/2009	% of Net Revenues	6/30/2008	% of Net Revenues	% Change
Commissions	$ 155,331	32.3%	$ 168,764	40.1%	-8%
Principal transactions	218,539	45.4%	132,611	31.6%	65%
Investment banking	40,206	8.4%	42,779	10.2%	-6%
Asset management and service fees	49,476	10.3%	60,244	14.3%	-18%
Other	2,854	0.4%	508	0.1%	462%
Total operating revenues	466,406	96.8%	404,906	96.3%	15%
Interest revenue	20,476	4.3%	26,356	6.3%	-22%
Total revenues	486,882	101.1%	431,262	102.6%	13%
Less: Interest expense	5,396	1.1%	10,834	2.6%	-50%
Net revenues	481,486	100.0%	420,428	100.0%	15%
Non-Interest Expenses
Employee compensation and benefits	323,721	67.3%	290,825	69.2%	11%
Occupancy and equipment rental	38,581	8.0%	31,726	7.5%	22%
Communication and office supplies	24,974	5.2%	21,695	5.2%	15%
Commissions and floor brokerage	10,681	2.2%	3,967	0.9%	169%
Other operating expenses	35,265	7.3%	28,140	6.7%	25%
Total non-interest expenses	433,222	90.0%	376,353	89.5%	15%
Income before income taxes	48,264	10.0%	44,075	10.5%	10%
Provision for income taxes	19,272	4.0%	17,396	4.1%	11%
Net income	$ 28,992	6.0%	$ 26,679	6.4%	9%
Per Share information
Revenues:	6/30/2009	6/30/2008			% Change
Earnings Per Share:
Basic	$ 1.07	$ 1.14			-6%
Diluted	$ 0.94	$ 0.99			-5%
Weighted average common equivalent shares
Basic shares	27,116	23,363			16%
Diluted shares	30,752	26,931			14%

2

Review of Business Highlights

Second Quarter Highlights

For the three months ended June 30, 2009, we posted record net revenues of $261.5 million, a 25% increase from the prior year second quarter and a 19% increase from the first quarter of 2009. Our revenue growth was primarily derived from increased principal transactions and investment banking offset by a decline in commissions and asset management fees. Net income of $15.8 million, or $0.51 per diluted share, increased 28% over the prior year second quarter and increased 20% from the first quarter of 2009.

We completed an "at the market" common stock offering where we sold 1,000,000 shares at a weighted average price of $45.00 per share.

Revenues

  Commission revenue of $80.7 million decreased 3% from the 2008 second quarter and increased 8% from the first quarter of 2009.

  Principal transactions revenue of $121.3 million increased 85% over the prior year second quarter and increased 25% from the first quarter of 2009. Principal transactions increased in the Private Client
      Group ("PCG") and Capital Markets ("CM") segments, primarily in corporate, government and municipal debt and corporate equity.

  Investment banking revenue increased 18% to $24.7 million from the prior year second quarter and increased 59% from the first quarter of 2009. Capital raising revenues increased 21% to $14.2 million as compared to the prior year second quarter and increased 159% from the first quarter of 2009. Strategic advisory fees increased 15% to $10.5 million as compared to the prior year second quarter and increased 5% from the first quarter of 2009.

  Asset management and service fees revenue decreased 18% to $24.5 million from the prior year second quarter primarily as a result of a 24% decrease in the value of assets in fee based client accounts, and decreased 2% from the first quarter of 2009, primarily as a result of a 2% decrease in the value of assets in fee based client accounts.

  Non-interest expenses

  Employee compensation and benefits increased 21% to $175.9 million from the prior year second quarter and increased 19% from the first quarter of 2009, primarily due to increased production and headcount associated with the expansion of our PCG and CM segments. Compensation and benefits includes $13.4 million or 5.1% of net revenues, of amortization of hiring incentives.

  Non-compensation operating expenses increased 35% to $59.5 million from the prior year second quarter, and increased 18% from the first quarter of 2009 primarily due to the aforementioned expansion of our PCG and CM segments.

  YTD Highlights

  For the six months ended June 30, 2009, we posted record net revenues of $481.5 million, a 15% increase for the six months as compared to the first six months of 2008. Our revenue growth was primarily derived from increased principal transactions offset by a decline in commissions, investment banking, and asset management fees. Net income increased 9% to $29.0 million, or $0.94 per diluted share.

  We announced an agreement to acquire from UBS Financial Services Inc. 56 branches from UBS Wealth Management Americas branch network.

  Revenues

  Commission revenue of $155.3 million decreased 8% from the 2008 first six months.

  Principal transactions revenue increased 65% to $218.6 million from the prior year six months. Principal transactions increased in the PCG and CM segments, primarily in corporate, government and municipal debt and corporate equity.

  Investment banking revenue decreased 6% to $40.2 million from the prior year six months as a result of the industry wide decline in common stock offerings and mergers and acquisitions, primarily in the first quarter. Capital raising revenues decreased 21% to $19.7 million while strategic advisory fees increased 14% to $20.5 million as compared to the first six months of 2008.

  Asset management and service fees revenue decreased 18% to $49.5 million from the prior year six months, primarily as a result of a 25% decrease in the value of assets in fee based client accounts.

  Customer margin revenue decreased $6.7 million or 55% from the prior year six months, primarily as a result of a decrease in the margin receivables due to market volatility.

  Non-interest expenses

  Employee compensation and benefits increased 11% to $323.7 million from the prior year six months, primarily due to increased production and headcount associated with the expansion of our PCG and
      CM segments in the first half of 2009. Compensation and benefits includes $25.1 million, or 5.2% of net revenues, of amortization of hiring incentives.

  Non-compensation operating expenses increased 28% to $109.5 million from the prior year six months, primarily due to the aforementioned expansion of our PCG and CM segments in the first half of
      2009.

  Business Segment Results

Stifel Financial Corp.
Summary of Segment Data (Unaudited)
Segment Data ($ In Thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Net Revenues	6/30/2009	3/31/2009	6/30/2008	3/31/2009	6/30/2008	6/30/2009	6/30/2008	Percent
Private Client	$ 131,164	$ 110,524	$ 120,999	19%	8%	$ 241,688	$ 235,852	2%
Capital Markets	125,136	105,472	82,720	19%	51%	230,608	175,950	31%
Stifel Bank	4,146	3,640	3,237	14%	28%	7,786	5,319	46%
Other	1,059	345	1,995	207%	-47%	1,404	3,307	-58%
Total net revenues	$ 261,505	$ 219,981	$ 208,951	19%	25%	$ 481,486	$ 420,428	14%
Operating Contribution
Private Client	$ 20,636	$ 15,460	$ 29,856	33%	-31%	$ 36,096	$ 55,461	-35%
Capital Markets	31,850	26,034	15,370	22%	107%	57,884	37,210	56%
Stifel Bank	1,671	1,774	422	-6%	296%	3,445	731	371%
Other/unallocated overhead	(28,048)	(21,113)	(25,498)	n/a	n/a	(49,161)	(49,327)	n/a
Income before income taxes	$ 26,109	$ 22,155	$ 20,150	18%	30%	$ 48,264	$ 44,075	10%

3

  Private Client Group Segment

  Second Quarter Highlights

  Net revenues of $131.2 million, an 8% increase over the prior year second quarter and a 19% increase from the first quarter of 2009.

  Operating contribution of $20.6 million, a 31% decrease over the prior year second quarter and a 33% increase from the first quarter of 2009.

  Commissions and principal transactions revenue increased 24% over the prior year second quarter and increased 24% from the first quarter of 2009.

  Investment banking revenues decreased 54% from the prior year second quarter and increased 37% from the first quarter of 2009.

  Asset management and service fees revenue decreased 18% from the prior year second quarter and decreased 2% from the first quarter of 2009.

  For the three months ended March 31, 2009, employee compensation and benefits was 63% of net revenues compared to 60% for the same period last year and 65% for the first quarter of 2009.

  YTD Highlights

  Net revenues of $241.7 million, a 2% increase over the prior year first six months.

  Operating contribution of $36.1 million, a 35% decrease over the same period last year.

  Commission and principal transactions revenue increased 14% over the previous year first six months.

  Investment banking revenue, which represents sales commissions on capital raising activities, decreased 52% from the prior year six months.

  Asset management and service fees revenue decreased 18% from the prior year first six months.

  For the six months ended June 30, 2009, employee compensation and benefits was 64% of net revenues compared to 62% for the same period last year.

  We completed the integration of Butler Wick PCG offices we acquired on December 31, 2008.

  We added 36 PCG offices and 351 Financial Advisors, including 17 offices and 67 Financial Advisors from Butler Wick, in the first six months as part of our ongoing footprint expansion efforts.

  We announced an agreement to acquire from UBS Financial Services Inc. 56 branches from UBS Wealth Management Americas branch network.

Stifel Financial Corp.
Private Client Group Segment Data (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Revenues:	6/30/2009	3/31/2009	6/30/2008	3/31/2009	6/30/2008	6/30/2009	6/30/2008	Percent
Commissions	$ 52,091	$ 43,215	$ 49,311	21%	6%	$ 95,307	$ 97,297	-2%
Principal transactions	48,759	38,438	32,229	27%	51%	87,196	62,195	40%
Investment banking	2,843	2,070	6,216	37%	-54%	4,913	10,319	-52%
Asset management and service fees	24,452	24,831	29,941	-2%	-18%	49,283	60,088	-18%
Net interest & other	3,019	1,970	3,302	53%	-9%	4,989	5,953	-16%
Total net revenues	131,164	110,524	120,999	19%	8%	241,688	235,852	2%
Non-interest expenses:
Employee compensation and benefits	83,208	72,218	72,691	15%	14%	155,426	145,536	7%
Other non-interest expenses	27,320	22,846	18,452	20%	48%	50,166	34,855	44%
Total non-interest expenses	110,528	95,064	91,143	16%	21%	205,592	180,391	14%
Income before income taxes	$ 20,636	$ 15,460	$ 29,856	33%	-31%	$ 36,096	$ 55,461	-35%
Ratios to Net Revenues
Employee compensation and benefits	63%	65%	60%			64%	62%
Other non-interest expenses	21%	21%	15%			21%	15%
Net margins	16%	14%	25%			15%	24%

4

  Capital Markets Segment

  Second Quarter Highlights

  Net revenues of $125.1 million, a 51% increase over the prior year second quarter and a 19% increase from the first quarter of 2009. Our Capital Markets segment consists of Equity Capital Markets
     ("ECM") and Fixed Income Capital Markets ("FICM"). ECM had net revenues of $55.9 million, a 16% increase over the prior year second quarter and a 19% increase from the first quarter 2009. FICM had net revenues of $69.2 million a 100% increase over the prior year second quarter and a 19% increase from the first quarter 2009.

  Operating contribution of $31.9 million, a 107% increase over the prior year second quarter and a 22% increase from the first quarter of 2009.

  Commissions and principal transactions revenue increased 51% over the prior year second quarter and increased 12% from the first quarter of 2009. ECM increased 6% to $38.1 million from the prior year second quarter and increased 4% from the first quarter of 2009. FICM increased 101% to $63.1 million from the prior year second quarter and increased 18% from the first quarter of 2009.

  Investment banking revenues increased 49% over the prior year second quarter and increased 63% from the first quarter of 2009. ECM increased 47% from the prior year second quarter and increased
      73% from the first quarter of 2009. FICM increased 54% from the prior year second quarter and increased 32% from the first quarter of 2009.

  Net margins were 25% compared to 19% for the prior year second quarter and 25% in the first quarter 2009.

  For the three months ended June 30, 2009, employee compensation and benefits was 59% of net revenues compared to 64% for the prior year second quarter and 59% for the first quarter 2009.

  YTD Highlights

  Net revenues of $230.6 million, a 31% increase over the prior year first six months. ECM had net revenues of $103.0 million, a 6% increase over the prior year first six months. FICM had net revenues of $127.6 million, a 62% increase over the prior year first six months.

  Commission and principal transactions revenue increased 35% over the same period last year. ECM and FICM commission and principal transactions increased 6% and 63% to $74.9 million and $116.5 million, respectively, over the prior year first six months.

  Investment banking revenue increased 9% from the prior years six months. ECM and FICM investment banking revenue increased 5% and 22%, respectively, over the prior year first six months.

  For the six months ended June 30, 2009, employee compensation and benefits was 59% of net revenues compared to 62% for the same period last year.

  Net margins were 25% compared to 21% in the prior year six month period.

  We added 32 revenue producers in the first six months of 2009.

Stifel Financial Corp.
Capital Markets Group Segment Data (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Revenues:	6/30/2009	3/31/2009	6/30/2008	3/31/2009	6/30/2008	6/30/2009	6/30/2008	Percent
Commissions	$ 28,630	$ 31,395	$ 33,752	9%	-15%	$ 60,024	$ 71,467	-20%
Principal transactions	72,502	58,840	33,445	23%	117%	131,343	70,416	87%
Capital raising	11,391	3,429	5,595	232%	104%	14,820	14,524	2%
Advisory fees	10,467	10,006	9,124	5%	15%	20,473	17,936	14%
Investment banking	21,858	13,435	14,719	63%	49%	35,293	32,460	9%
Net interest & other	2,146	1,802	804	19%	167%	3,948	1,607	146%
Total net revenues	125,136	105,472	82,720	19%	51%	230,608	175,950	31%
Non-interest expenses:
Employee compensation and benefits	74,250	62,518	52,615	19%	41%	136,768	109,845	25%
Other non-interest expenses	19,036	16,920	14,735	13%	29%	35,956	28,895	24%
Total non-interest expenses	93,286	79,438	67,350	17%	39%	172,724	138,740	24%
Income before income taxes	$ 31,850	$ 26,034	$ 15,370	22%	107%	$ 57,884	$ 37,210	56%

Ratios to Net Revenues
Employee compensation and benefits	59%	59%	64%			59%	62%
Other non-interest expenses	15%	16%	18%			16%	16%
Net margins	25%	25%	19%			25%	21%

5

  Stifel Bank Segment

  Second Quarter Highlights

  Net revenues of $4.1 million increased 22% over the prior year second quarter and increased 14% over the first quarter of 2009.

  Operating contributions of $1.7 million increased 296% over the prior year second quarter and decreased 6% from the first quarter of 2009.

  Total retained loans, net, increased 8% from the prior year second quarter and decreased 1% over the first quarter of 2009.

  Total assets increased 77% over the prior year second quarter, and increased 2% over the first quarter of 2009.

  Non-performing loans as a percentage of total assets were 0.84%, an increase from 0.41% in the prior year second quarter and increased from 0.48% in the first quarter of 2009.

  YTD Highlights

  Net revenues of $7.8 million increased 46% over the prior year first six months.

  Operating contribution of $3.4 million increased 371% over the prior year first six months

  Total retained loans, net, increased 8% over the prior year.

  Total assets increased 79% over the prior year.

  Total deposits increased 112% over the prior year.

Stifel Financial Corp.
Stifel Bank & Trust Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Revenues:	6/30/2009	3/31/2009	6/30/2008	3/31/2009	6/30/2008	6/30/2009	6/30/2008	Percent
Interest	$ 3,778	$ 3,656	$ 3,811	3%	-1%	$ 7,434	$ 7,362	1%
Other	1,376	670	862	105%	60%	2,046	1,109	84%
Total revenues	5,154	4,326	4,673	19%	10%	9,480	8,471	12%
Less: Interest expense	1,008	686	1,436	47%	-30%	1,694	3,152	-46%
Total net revenues	4,146	3,640	3,237	14%	28%	7,786	5,319	46%

Employee compensation and benefits	621	411	978	51%	-37%	1,032	1,737	-41%
Other non-interest expenses	1,854	1,455	1,837	27%	1%	3,309	2,851	16%
Total non-interest expenses	2,475	1,866	2,815	33%	-12%	4,341	4,588	-5%
Income before income taxes	$ 1,671	$ 1,774	$ 422	-6%	296%	$ 3,445	$ 731	371%
As Of	6/30/2009	3/31/2009	6/30/2008
Total assets	$ 532,308	$ 521,224	$ 301,511
Total retained loans, net	$ 181,580	$ 182,841	$ 168,904
Total loans held for sale, net	$ 43,320	$ 31,108	$ 17,301
Total deposits	$ 470,430	$ 459,305	$ 222,249
Allowance for loan losses as a % of loans	1.66%	1.47%	1.18%
Total non-performing loans as a % of assets	0.84%	0.48%	0.41%

6

  Statement of Financial Condition Highlights (Unaudited)

  Total assets increased 36% to $2.3 billion at June 30, 2009 from $1.7 billion at June 30, 2008. Total stockholders' equity increased $237.6 million, or 51%, to $702.7 million at June 30, 2009, principally due to funds from our ATM equity offering, net income, and amortization of stock-based awards.

  At June 30, 2009, the Company reported total securities owned and investments at fair value of $645.6 million, which included securities categorized as level 3 of $70.9 million.

  Conference Call Information

  Stifel Financial Corp. will hold a conference call Monday, August 10, 2009, at 4:30 p.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response, the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.  The subjects to be covered may also contain forward-looking information.

  Company Information

  Stifel Financial Corp. operates 241 offices in 37 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

  Forward-Looking Statements

  This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies or to complete the acquisition of the branch offices and financial advisors as part of the our transaction with UBS; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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